Exhibit 10.10


                       BLACKROCK INTERNATIONAL, LTD.
                            AMENDED AND RESTATED
                    LONG-TERM DEFERRED COMPENSATION PLAN
           (As Amended and Restated Effective September 30, 1999)


 1.   PURPOSE
      BlackRock International, Ltd. (the "Company") hereby establishes the BlackRock International, Ltd. Long-Term Deferred Compensation Plan (the "Plan"), effective March 31, 1998 (the "Effective Date"), and amended and restated effective as of September 30, 1999. The purpose of the Plan is to provide a vehicle through which the Company can motivate and retain professionals by allowing them to participate in the future financial success of the Company.

 2.   ELIGIBILITY
      Any officer or key employee of the Company or any of its affiliates may be selected by the Management Committee (the "Committee") of BlackRock, Inc. ("BlackRock") to participate in the Plan (each such employee, a "Participant").

 3.   PARTICIPATION

      (a) In General. The total amount available for payment to Participants under the Plan shall be equal to such amount as has been specified by the Board of Directors of the Company by resolution or otherwise (such amount being hereinafter referred to as the "Deferred Compensation Pool"). At the time the Committee selects an employee to be a Participant, the Committee shall determine the amount of the Deferred Compensation Pool to be credited to an account (the "Deferred Compensation Account") to be maintained for the benefit of such Participant hereunder and shall determine the portion of the Deferred Compensation Account to be credited in cash and the portion to be credited in shares of class A common stock, par value $0.01 per share, of BlackRock ("Class A Common Stock"). Each Participant shall be entitled to receive all or a portion of the amount credited to his or her Deferred Compensation Account in accordance with the terms and conditions of this Plan.

      (b) Designation of Beneficiary. Participants shall designate in writing, in accordance with such rules and procedures as the Committee may prescribe, the beneficiary or beneficiaries who, in the event of such Participant's death, are to receive the amounts to which the Participant is entitled hereunder.

 4.   PAYMENT OF DEFERRED COMPENSATION

      (a) In General. There shall be no payment of any amounts credited to a Participant's Deferred Compensation Account except as provided in this
 Section 4 or in Section 5 or 10 hereof.

      (b)  Vesting; Payment. Except as provided in paragraph (c) below or in
 Section 5 or 10 hereof, a Participant's Deferred Compensation Account shall vest and be payable as follows:

           (i) Each Participant shall vest with respect to 33.33% of (A) the amounts credited to the cash portion of his or her Deferred Compensation Account and (B) the number of shares of Class A Common Stock credited to the Class A Common Stock portion of his or her Deferred Compensation Account, in each case on each of the third, fourth and fifth anniversaries of the date as of which such Participant was selected as a Participant hereunder (or, in the case of a Participant whose participation commences as of a date following the Effective Date, on such earlier date(s) as may be determined by the Committee), provided in each case (except as provided in paragraph
      (c) of this Section 4 and in Section 5 or 10 hereof) that (1) the Participant remains continuously employed by the Company or an affiliate thereof through the applicable vesting date and (2) the Participant has complied with all applicable policies of the Company or such affiliate, including but not limited to the execution and delivery to the Company (or such affiliate) of all documents deemed necessary by the Company (or such affiliate) to ensure the Company's (or such affiliate's) compliance with applicable regulatory requirements.

           (ii) The Company shall pay to each Participant the vested portion of the cash portion of his or her Deferred Compensation Account in a lump sum cash payment as soon as practicable following the date on which such portion has become vested. The Company shall pay to each Participant the vested portion of the Class A Common Stock portion of his or her Deferred Compensation Account in shares of Class A Common Stock as soon as practicable following the date on which such portion has become vested.

           (iii) In the event a Participant's employment with the Company and its affiliates terminates for any reason other than death or disability (as defined in paragraph (c) below), the unvested portion of such Participant's Deferred Compensation Account shall immediately be forfeited and, in the discretion of the Committee, shall be available for reallocation among existing or new Participants.

           (iv) In connection with the initial public offering of the shares of Class A Common Stock (the "Initial Public Offering"), each Participant selected by the Committee may elect, at the times and in the manner determined by the Committee, to convert all or any portion of the amount credited to the cash portion of his or her Deferred Compensation Account into shares of Class A Common Stock. The aggregate number of shares of Class A Common Stock that the Participant shall be entitled to receive shall be the number obtained by dividing (x) the dollar value of the cash portion of the Deferred Compensation Account elected by the Participant to be converted, by
      (y) 93.25% of the price at which the shares of Class A Common Stock are being offered for sale to the public in connection with the Initial Public Offering.

      (c) Death or Disability of Participant. In the event that a Participant's employment with the Company shall terminate by reason of death or disability (as hereinafter defined) prior to full vesting of his or her Deferred Compensation Account, such Participant's balance in his or her Deferred Compensation Account as of the date of such termination shall become fully and immediately vested. In the event of death, such balance shall be paid to such Participant's designated beneficiary in a lump sum cash payment or in shares of Class A Common Stock, as applicable, as soon as practicable following the date on which such death occurred. In the event of disability, such balance shall be paid to the Participant (or, in the event of such Participant's death prior to payment, to such Participant's designated beneficiary) in cash or in shares of Class A Common Stock, as applicable, in equal amounts as soon as practicable following the date or dates on which such balance would have become vested had such Participant remained in employment. For purposes of this Plan, "disability" shall mean a Participant's physical or mental incapacity constituting disability under the Company's long-term disability policy and which in any event does or is reasonably expected to continue for at least six months.

 5.   CHANGE IN CONTROL OF PNC BANK, NA
      In the event of a "Change of Control" (as defined below) of PNC Bank, NA ("PNC") to which the CEO of BlackRock and a majority in interest of the other members of the Committee (determined by reference to the number of shares of common stock of BlackRock as to which such members have voting powers) do not consent for purposes hereof, BlackRock's CEO and a majority in interest of the members of the Committee (determined as set forth above) may, in their sole discretion at any time during the two years following such Change of Control of PNC, determine that (i) all Participants' Deferred Compensation Accounts (whether or not vested) shall become fully vested and/or (ii) the balance in such Deferred Compensation Accounts shall be paid to each Participant in a lump sum cash payment as soon thereafter as practicable.

      For purposes of this Plan, a "Change of Control" of PNC shall be deemed to occur if, whether by virtue of an actual or threatened proxy contest (including a consent solicitation) or any merger, reorganization, consolidation or similar transaction, persons who are directors of PNC immediately prior to such proxy contest or the execution of the agreement pursuant to which such transaction is consummated (other than a director whose initial assumption of office was in connection with a prior actual or threatened proxy contest) cease to constitute a majority of the Board of Directors of PNC or any successor entity immediately following such proxy contest or the consummation of such transaction.

 6.   NON-ASSIGNABILITY
      No right to receive payments under the provisions of this Plan shall be transferrable or assignable by a Participant, except by will or by the laws of descent and distribution.

 7.   BINDING PROVISIONS
      The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives.

 8.   CONTINUED EMPLOYMENT
      Nothing contained herein shall be construed as conferring upon a Participant the right to continue in the employ of the Company or any affiliate or to serve the Company or any affiliate in any other capacity.

 9.   PLAN ADMINISTRATION
      Except as otherwise provided herein, the Plan will be administered by the Committee, which shall have full power and authority to interpret, construe and administer the Plan, and the Committee's interpretations and construction thereof, and actions thereunder, including any determination of a Participant's Deferred Compensation Account, or the amount or recipient of the payments to be made hereunder, shall be binding and conclusive on all persons for all purposes. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to such member's own willful misconduct or lack of good faith. The expense of administering the Plan shall be borne by the Company and shall not be charged against amounts payable hereunder.

 10.  AMENDMENT; TERMINATION
      The Board of Directors of the Company may amend this Plan at any time and from time to time or may terminate the Plan; provided, however, that the Plan cannot be amended in any manner which would be adverse to any Participant without the consent of such Participant; and provided, further, that no such amendment may cause the Plan to be administered by any individual or entity other than the Committee; and provided, further, that in the event of a termination of the Plan, each Participant's Deferred Compensation Account (whether or not vested as of the date of such Plan termination) shall thereupon become fully vested and the Company shall pay to each Participant, in a lump sum cash payment or in shares of Class A Common Stock, as applicable, as soon thereafter as practicable, the entire balance in his or her Deferred Compensation Account.

 11.  REPRESENTATION OF PARTICIPANT
      By participating in this Plan, each Participant hereby acknowledges and represents that Participant does not hold any equity equivalent or equity-based awards with respect to, or the right to acquire equity in, BlackRock or any direct or indirect subsidiary thereof, whether or not wholly owned (a "Subsidiary") and whether or not such equity equivalent, equity-based awards and/or rights were aquired prior to or following the date on which an entity became a Subsidiary, under any equity award or plan, program or policy of BlackRock, PNC or any Subsidiary (the "Prior Equity"); provided, however, that the foregoing shall not apply to the equity-based awards with respect to common stock of BlackRock purchased or held by or granted to the Participant (a) in connection with the Participant's entering into the Amended and Restated Stockholders Agreement by and among BlackRock, PNC Asset Management, Inc., and Certain Employees of BlackRock and its Affiliates, effective as of the effective date of the initial public offering of the shares of Class A Common Stock or (b) by reason of the Participant's participation in the BlackRock, Inc. 1999 Stock Award and Incentive Plan or this Plan (the "Current Equity"). Participant further acknowledges and agrees that, if the Participant does hold Prior Equity, the Current Equity shall supersede and replace such Prior Equity.

 12.  WITHHOLDING
      The Company shall have the power to withhold, or require each Participant to remit to the Company, subject to such other arrangements as the Committee may make, an amount sufficient to satisfy all federal, state, local or foreign withholding tax requirements in respect of any payment made under this Plan.

 13.  UNFUNDED STATUS
      The obligation of the Company to make payments of amounts credited to a Participant's Deferred Compensation Account shall be a general obligation of the Company, and such payment shall be made from general assets and property of the Company. With respect to any payments not yet made pursuant to this Plan, nothing contained herein shall give any Participant any rights which are greater than those of a general creditor of the Company, and neither this Plan nor any agreement entered into hereunder or action taken pursuant hereto shall create or be construed to create a trust or fiduciary relationship of any kind.

 14.  CONTROLLING LAW
      The Plan shall be construed in accordance with and governed by the Law of Scotland.